SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

One Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

(a) On January 5, 2010, Soapstone Networks Inc. (the “Company”) entered into a Lease Termination Agreement (the “Termination”) with RREEF AMERICA REIT III-Z1 LLC (the “Landlord”), whereby the parties terminated that lease dated April 2, 2008 by and between Company and Landlord for the building at 1 Federal Street Billerica, Massachusetts 01821 (the “Lease”). Pursuant to the Termination, which is attached hereto as Exhibit 10.1, the Company has paid to Landlord $3,500,000 and the Company has no further obligations under the Lease.

Item 8.01	Other Events

In connection with the Company’s Plan of Liquidation and Dissolution, the Company has now settled substantially all of its outstanding material obligations known to the Company at this time. The Company, therefore, expects to recommend to the Delaware Chancery Court in the first calendar quarter of 2010, that the Company make a liquidating distribution at such time of $.76 per share of the Company’s common stock to the Company’s shareholders of record.

Cautionary Statement About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” about Soapstone Networks’ future expectations, asset sales, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this Current Report on Form 8-K, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Further information on potential risk factors that could affect Soapstone, its liquidation and its cash holdings are set forth in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any duty to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Lease Termination Agreement between Soapstone Networks Inc. and RREEF AMERICA REIT III-Z1 LLC dated January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.
Date: January 5, 2010

	By:	/S/ WILLIAM J. STUART
William J. Stuart
President